Fourth Amendment
to
Amended and Restated Credit Agreement

This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of December 1, 2006 (the “Effective Date”), among MMA CONSTRUCTION FINANCE, LLC, a Maryland limited liability company and formerly known as MuniMae Midland Construction Finance, LLC (“MMCF”), MMA MORTGAGE INVESTMENT CORPORATION, a Florida corporation and formerly known as Midland Mortgage Investment Corporation (“MMI”; MMI and MMCF collectively called “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A. (in its individual capacity, “Bank of America”), as administrative agent (in such capacity, “Administrative Agent”) and L/C Issuer (in such capacity, “L/C Issuer”).

A. Borrowers, Administrative Agent, L/C Issuer, and Lenders have entered into that certain Amended and Restated Credit Agreement dated as of December 3, 2004, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated February 1, 2005, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement, dated December 2, 2005, and as further amended by that certain Third Amendment to Amended and Restated Credit Agreement, dated April 3, 2006 (as amended, the “Credit Agreement”) pursuant to which Lenders have provided Borrowers with a $70,000,000 revolving credit facility;

B. The Borrowers have requested that (i) the Commitments of all current Lenders under the Credit Agreement, other than Bank of America, be terminated on and as of the Effective Date, and (ii) Bank of America on and as of the Effective Date (x) extend the Maturity Date to May 12, 2007, and (y) increase its Commitment to $70,000,000

C. Borrowers, Administrative Agent, L/C Issuer and Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement to reflect such extension.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other valuable consideration, the parties hereto agree as follows:

1. Defined Terms.

Unless otherwise specified, the defined terms will have their meanings as provided in the Credit Agreement.

2. Amendment to Credit Agreement and Loan Documents.

a. Subparagraph (b) of the definition of Applicable Rate contained in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“(b) With respect to Eurodollar Rate Loans, plus 1.50%.

b. The definition of Maturity Date contained in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

‘“Maturity Date” means May 12, 2007.”

c. Schedule 2.01 of the Credit Agreement is hereby amended and replaced with the new Schedule 2.01 attached hereto.

3. Effectiveness. The effectiveness of this Amendment is subject to receipt by Administrative Agent of the following:

a. Amendment. This Amendment, duly executed and delivered by each of the Borrowers, Administrative Agent, L/C Issuer and Lenders.

b. New Note. A promissory note (the “New Note”) made payable to Bank of America, in the amount of its Commitment, which promissory note shall be in substantially similar form to, and in substitution for and replacement of, the existing Note made by Borrower and payable to Bank of America under the Credit Agreement.

c. Forward Commitment Agreement Amendment. The Third Amendment to Forward Commitment Agreement, extending the commitment period thereunder to May 31, 2007, duly executed by MAHGT and Borrowers.

d. Payment of Fee. Payment by Borrowers of an amendment and extension fee in the amount of $39,375.

4. Representations and Warranties. Borrowers hereby represent and warrant to Administrative Agent, L/C Issuer and Lenders as follows:

a. Due Authorization. Each of the Borrowers is duly authorized to execute, deliver and perform this Amendment and the New Note, and the Credit Agreement, as amended by this Amendment, and the New Note are the legal and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms.

b. Credit Agreement. All of the representations and warranties contained in Article 5 of the Credit Agreement made by Borrowers are true and correct in all material respects as of the date hereof (except to the extent of changes in facts or circumstances that have been disclosed to Administrative Agent and do not constitute an Event of Default or a Potential Default under the Credit Agreement); provided, that, any representation and warranty that is made with respect to facts or circumstances as of a specific date shall be true and correct as of such date.

c. No Event of Default. No event has occurred and is continuing or would result from entering into this Amendment, which constitutes or would constitute an Event of Default or a Potential Default.

5. Miscellaneous.

a. No Other Amendments. Except as expressly amended herein, the terms of the Credit Agreement shall remain in full force and effect.

b. Limitation on Agreements. The amendment set forth herein is limited precisely as written and shall not be deemed (a) to be a consent under or waiver of any other term or condition in the Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Administrative Agent, L/C Issuer and Lenders now have or may have in the future under, or in connection with the Credit Agreement, as amended hereby, the New Note, the Loan Documents or any of the other documents referred to herein or therein. From and after the effectiveness of this Amendment, all references in the Credit Agreement to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment.

c. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or portable document format (“PDF”) shall be effective as delivery of a manually executed counterpart of this Amendment.

d. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THAT MIGHT OTHERWISE APPLY.

Remainder of Page Intentionally Left Blank.
Signature Pages Follow.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

MMA CONSTRUCTION FINANCE, LLC,
a Maryland limited liability company

By:	MuniMae Holdings, LLC, its sole member

By:	Municipal Mortgage & Equity, LLC, its sole member

By: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA MORTGAGE INVESTMENT CORPORATION

By: Anthony Mifsud
Title: Senior Vice President and Treasurer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

as Administrative Agent, L/C Issuer and Lender

By: Ugo Arinzeh
Name: Ugo Arinzeh
Title: SVP

SCHEDULE 2.01

COMMITMENTS

AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$70,000,000	100.00%
Total	$70,000,000	100.00%